EXHIBIT 99.1

Martin Midstream Partners L.P., Announces Pricing of Public Offering

     KILGORE, Texas, January 29, 2004 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (NASDAQ: MMLP) announced today that it has priced a public offering of 1,150,000 of its common units at $27.94 per unit, before underwriting discounts and offering expenses. Estimated net proceeds from the offering of $29.8 million will be used by MMLP to partially repay borrowings under its revolving credit facility incurred in connection with recent acquisitions. Martin Midstream has granted the underwriters a 30-day option to purchase up to an additional 172,500 common units at the same price in order to cover any over-allotments in connection with the offering. Any additional net proceeds from any exercise of the over-allotment option will be used by MMLP to further reduce borrowings under its revolving credit facility.

     Raymond James, A.G. Edwards & Sons, Inc., McDonald Investments Inc. and RBC Capital Markets served as co-managers for the offering.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Offers of these securities will be made only by means of a prospectus filed with the Securities and Exchange Commission.

About Martin Midstream Partners

     Martin Midstream Partners provides marine transportation, terminalling, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur, L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

     Additional information concerning the Company is available on its website at http://www.martinmidstream.com.

Forward-Looking Statements

     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. These factors include, but are not limited to: adverse weather conditions; reliance on MMLP’s unconsolidated non-controlling interest in CF Martin Sulphur, L.P.; the incurrence of material liabilities that are not fully covered by insurance; the price volatility and the supply availability of hydrocarbon products and by-products; restrictions in its debt agreements; the prospects for and its ability to make future acquisitions, including the ability to integrate completed acquisitions; the performance of recently acquired businesses; the seasonality of its business; the competition in the industry; changes in regulations on the federal, state and local level that are applicable to its business; the cost of attracting and retaining highly skilled personnel; the loss of significant commercial relationships with Martin Resource Management Corporation (“MRMC”), the owner of MMLP’s general partner; interruption in operations at its facilities; federal regulations applicable to its marine vessels and regulations affecting the domestic tank vessel industry; cost reimbursements it is required to pay to MRMC; conflicts of interest and competition with MRMC; the decisions made by and the control of its general partner; and a decision by the IRS to tax MMLP as a corporation. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future event, or otherwise.

Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.